                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN 55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

--------------------------------------------------------------------------------
FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:
Wednesday, April 7, 2004

      WORLD POKER TOUR CHAMPIONSHIP ATTRACTS POKER'S ACES TO SEASON FINALE

    WPT PRIZE MONEY TOPS $30 MILLION IN SECOND SEASON -- FIRST PRIZE AT THE
      UPCOMING WPT CHAMPIONSHIP APRIL 19-23 AT BELLAGIO, LAS VEGAS EXPECTED
                              TO EXCEED $2 MILLION

MINNEAPOLIS, APRIL 7, 2004 - Capping an extraordinary second season of events that have attracted more than $30 million in total prize pools, the WORLD POKER TOUR (WPT) will draw many of the game's leading players to its WPT Championship from April 19-23, where it will conclude its second season by crowning this season's champion. The final table action will air in June as part of the weekly WORLD POKER TOUR series on Travel Channel, Wednesday nights at 9 p.m. (ET/PT). The Championship's spellbinding poker action will be held at the Bellagio in Las Vegas and the tournament's prize pool is anticipated to be in the range of $5 to $10 million.

With poker fever at a perceived frenzy in this country, the WPT Championship will focus all eyes on some of the most stylish, calculating and cut-throat poker in the world. And the winner's share of the prize purse could exceed $2 million. The tournament will showcase the play of international stars, winners from each of the WPT'S compelling second season events, a handful of talented amateurs and even a select few celebrities. The cost to get in the door is $25,300 per seat--the priciest ticket in televised poker.

This year, 190 players have already pre-registered for the Championship, and many more are expected to sign up in the next few weeks and on-site at Bellagio. If the increases in player registrations from other WPT tournaments in season two are any indication, current registration numbers could more than double by the opening of play at the event. The total registrations to date already exceed the 2003 field.

"The WORLD POKER TOUR has seen record numbers of players and fans turn out at our events and the WPT Championship is expected to follow suit by setting a new WPT record for the largest single tournament prize money in WPT's history," says Steve Lipscomb, creator and President of the WPT. "Millions of fans are waiting to see who comes out on top -- a seasoned pro or a wildcard amateur. In the world of high stakes poker, anything is possible with the turn of the cards."

The WPT Championship field is eclectic and intriguing--filled with unique personalities whose one common trait is that they play poker uncommonly well. When tournament play begins on April 19, players will hail from all over the world and range from a dot-com multimillionaire to a mother of four to a philanthropist who gives all his poker winnings to charity. Risking a half-million dollars a hand is nothing to these high stakes heroes.

Here are some of the contenders to watch:

     o Dashing young former magician Antonio Esfandiari who now works more wonder with cards than just magic tricks

     o Three-time WPT winner Gus "The Great Dane" Hansen, who is feared and respected for his aggressive style of play

     o    The tour's leading money winner in 2004, 26-year-old Erick Lindgren

     o Seasoned veterans like T.J. Cloutier and newly-inducted WPT Poker Walk of Famer Doyle Brunson

     o Millionaire player Barry Greenstein who gives away his sizeable WPT poker winnings to children's charities

     o Phil "The Unabomber" Laak, known for wearing a hooded grey sweatshirt and sunglasses to the table

     o Dot-com mogul Paul Phillips who keeps those chips coming in--not the silicon variety, but the poker winnings

     o The four "killer angels" at the table known so because they may look angelic, but play a mean game of world class poker--Annie Duke, Jennifer Harman, Clonie Gowan and Evelyn Ng

Under the format created by the WORLD POKER TOUR (WPT), anyone that pays the entry fee of $25,300 can enter the WPT Championship. If you're good enough, it's worth the risk. Just ask Alan Goehring, the former Wall Street analyst who pulled off an upset and surprised many by edging out the field to win last year's WPT Championship. He'll be back to defend his title against a field that includes many of the top pros as well as actors Jon Favreau, Mimi Rogers, Richard Karn and Ming-Na, who won their $25,000 berth by outlasting other celebrities in the recent WPT Hollywood Home Game shows.

A number of amateurs will also gain precious spots at the table via wins in satellite tournaments run by Bellagio and the WORLD POKER TOUR'S Satellite Program casinos around the country. Any one of these unknown players could also stun the field and take home the riches.

The WORLD POKER TOUR, approximately 80% owned by Lakes Entertainment, is again the television hit of the season on Travel Channel. More than five million people tune in each week to watch the high stakes drama of the tense competition where millions of dollars change hands across the table, all chronicled by "WPT Cams," that reveal the players' hidden cards. The show is the highest rated series in the history of The Travel Channel.

WORLD POKER TOUR airs Wednesday nights on the Travel Channel at 9 p.m. (ET/PT), and the remaining episodes take audiences to some of the most famous casinos and card rooms in the world. The WPT Championship is scheduled to air Wednesday, June 30th at 9 p.m. on Travel Channel. For more information or photos on WORLD POKER TOUR go to www.worldpokertour.com.

About The World Poker Tour

The World Poker Tour television series has captured millions of TV viewers thanks to its hallmarks a blend of high caliber sports-style production shot from 17 different camera angles, expert commentary, cliffhanging "reality TV" drama and the WPT's signature "ace in the hole"--its revolutionary WPT Cams, that reveal the player's hidden cards to the television audience, making it possible for audiences to feel like they're sitting in the seat making million dollar decisions on each hand. For information and media photos, go to www.media.worldpokertour.com. For information on the WORLD POKER TOUR, go to www.worldpokertour.com. Season 2 of the World Poker Tour is currently airing Wednesday nights at 9 p.m. E/T on Travel Channel.

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc., which owns approximately 80% of WPT. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".

--------------------------------------------------------------------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
--------------------------------------------------------------------------------